Exhibit 21


                      SPRINT SPECTRUM L.P. AND SUBSIDIARIES
                                (As Reorganized)
                          (A Development Stage Company)
                           SUBSIDIARIES OF REGISTRANT


Sprint Spectrum L.P. is the parent. The subsidiaries of Sprint Spectrum L.P. are as follows:



                                                                   Ownership
                                          Jurisdiction or         Interest Held
                                         Incorporation of             By Its
     Name                                  Organization         Immediate Parent
--------------------------------------- ------------------     -----------------
WirelessCo, L.P.                              Delaware                 100

Sprint Spectrum Equipment Company, L.P.       Delaware                 100

Sprint Spectrum Realty Company, L.P.          Delaware                 100

Sprint Spectrum Finance Corporation           Delaware                 100